UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 4.1
Exhibit 4.2
Exhibit 99.1

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Secured Notes due 2018

Overview

On January 13, 2010, Virgin Media Inc. (the “Company”) and certain of its subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., Goldman, Sachs & Co., BNP Paribas, CALYON, Credit Suisse Securities (Europe) Limited, Deutsche Bank Securities Inc., GE Capital Markets, Inc., HSBC Securities (USA) Inc., Lloyds TSB Bank plc, The Royal Bank of Scotland plc, UBS Securities LLC, Barclays Capital Inc., Merrill Lynch International and Citigroup Global Markets Limited on behalf of themselves and as representatives of the several initial purchasers of the U.S. dollar denominated notes (the “Dollar Initial Purchasers”) and J.P. Morgan Securities Inc., Goldman, Sachs & Co., BNP Paribas, CALYON, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, GE Corporate Finance Bank SAS, HSBC Bank plc, Lloyds TSB Bank plc, The Royal Bank of Scotland plc, UBS Limited, Barclays Bank PLC, Merrill Lynch International and Citigroup Global Markets Limited on behalf of themselves and as representatives of the several initial purchasers of the sterling denominated notes (the “Sterling Initial Purchasers” and, together with the Dollar Initial Purchasers, the “Initial Purchasers”), pursuant to which the Company’s indirect, wholly-owned subsidiary, Virgin Media Secured Finance PLC (the “Issuer”), agreed to issue and sell to the Dollar Initial Purchasers $1.0 billion aggregate principal amount of 6.50% Senior Secured Notes due 2018 (the “Dollar Notes”) and to the Sterling Initial Purchasers £850 million aggregate principal amount of 7.00% Senior Secured Notes due 2018 (the “Sterling Notes” and, together with the Dollar Notes, the “Notes”) in accordance with the terms and conditions set forth in the Purchase Agreement. The Dollar Notes were sold to the Dollar Initial Purchasers at 97.326% of the principal amount thereof and the Sterling Notes were sold to the Sterling Initial Purchasers at 97.341% of the principal amount thereof. Closing occurred on January 19, 2009.

The Dollar Notes will bear interest at a rate of 6.50% per annum and the Sterling Notes will bear interest at a rate of 7.00% per annum. The Issuer will pay interest on the Notes on June 15 and December 15 of each year, beginning June 15, 2010. The Notes will mature on January 15, 2018.

The Notes were issued pursuant to an Indenture dated as of January 19, 2010 (the “Indenture”), among the Issuer, the Company, the other guarantors named therein, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and have been offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Ranking

The Notes are senior secured indebtedness of the Issuer, rank equally in right of payment with all existing and future senior indebtedness of the Issuer, including its guarantee of the Company’s senior credit facility, and are senior in right of payment to all existing and future subordinated indebtedness of the Issuer. The Notes are, subject to certain exceptions, secured over the same assets that secure the Company’s senior credit facility and will share in any enforcement proceeds with respect to such assets on a pari passu basis, and are effectively senior to existing and future senior unsecured indebtedness of the Issuer to the extent of the value of the assets securing the Notes.

Guarantees

The Notes are guaranteed on a senior basis by the Company, Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (“VMIH”), which is the main borrower under the Company’s senior credit facility, and most of its subsidiaries, and certain other companies that are subsidiaries of the Company but not of VMIH. Each subsidiary of the Company that is currently guaranteeing the Company’s senior credit facility has provided a guarantee for the benefit of the Notes.

Security

The Notes and the secured guarantees of the Notes are secured by liens on substantially all of the assets of VMIH, the Issuer and each of the guarantors (except for the Company and, prior to the repayment of its senior notes due 2014, Virgin Media Finance PLC), being substantially the same assets that secure the Company’s senior credit facility, subject to certain exceptions. Holders of the Notes will share in any enforcement proceeds with respect to such assets on a pari passu basis with the lenders under the Company’s senior credit facility. The Company has guaranteed the Notes on an unsecured basis. Virgin Media Finance PLC has guaranteed the Notes on an unsecured basis but, following the date on which its senior notes due 2014 are repaid or otherwise defeased in full, it will grant liens over substantially all of its assets for the benefit of the holders of the Notes.

Optional Redemption

At any time on or before January 15, 2013, the Issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of each series of the Notes using the net cash proceeds from specified equity offerings at a redemption price equal to 106.50% of the principal amount of the Dollar Notes and 107.00% of the principal amount of the Sterling Notes plus any accrued and unpaid interest and additional amounts to the date of redemption. On or after January 15, 2014, the Issuer may redeem the Notes in whole or in part at a redemption price (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon, if any, to the redemption date, of (i) if redeemed during the 12-month period commencing on January 15, 2014, 103.250% in respect of the Dollar Notes and 103.500% in respect of the Sterling Notes, (ii) if redeemed during the 12-month period commencing on January 15, 2015, 101.625% in respect of the Dollar Notes and 101.750% in respect of the Sterling Notes, and (iii) if redeemed on or after January 15, 2016, 100% in respect of the Dollar Notes and the Sterling Notes.

Change of Control

If a change of control occurs, as defined in the Indenture, each holder of the Notes has the right to require the Issuer to make an offer to purchase all or any part of such holders’ Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest and additional amounts to the date of repurchase.

Covenants

The Indenture contains covenants that are similar to the covenants in the existing unsecured notes issued by Virgin Media Finance PLC. However, the group of companies generally restricted by the covenants in the indentures governing the existing senior notes comprises Virgin Media Group LLC and its subsidiaries, whereas the group of companies generally restricted by the covenants in the Indenture comprises VMIH and its subsidiaries and other guarantors of the Notes. The Indenture restricts the ability of VMIH and its subsidiaries and such other guarantors to, among other things:

•                  incur or guarantee additional indebtedness;

•                  pay dividends or make other distributions, or redeem or repurchase equity interests or subordinated obligations;

•                  make investments;

•                  sell assets, including the capital stock of subsidiaries;

•                  create liens;

•                  enter into agreements that restrict the restricted subsidiaries’ ability to pay dividends, transfer assets or make intercompany loans;

•                  merge or consolidate or transfer all or substantially all of its assets;

•                  enter into transactions with affiliates;

•                  enter into sale/leaseback transactions; and

•                  materially and adversely impair the liens granted with respect to the collateral.

All of these covenants are subject to a number of important qualifications and limitations. Many of the covenants in the Indenture will be suspended for as long as the Notes are rated investment grade by any two of Fitch, Moody’s or Standard & Poor’s provided that at such time no default or event of default has occurred and is continuing.

Events of Default

The Indenture provides for customary events of default (subject, in certain cases, to receipt of notice of default and/or customary grace and cure periods), including, but not limited to, (i) non-payment, (ii) breach of covenants in the Notes, Indenture, security documents or intercreditor deeds, (iii) payment defaults under, or acceleration of, certain other indebtedness, (iv) failure to pay certain judgments, and (v) certain events of bankruptcy and insolvency. The occurrence of an event of default would generally permit or require the principal of and accrued interest on the Notes to become or be declared immediately due and payable.

Intercreditor Arrangements

Pursuant to the terms of the Company’s existing group intercreditor deed, Deutsche Bank AG, London Branch, as security trustee under the Company’s existing senior credit facility, controls the security and any enforcement actions in respect thereof and will generally take its instructions from the lenders under the senior credit facility or, upon repayment in full of that facility, any refinancing facility designated by the Company. If, for a 60 day period, the aggregate outstanding principal amount and undrawn uncancelled commitments under the senior credit facility (or a refinancing facility designated by the Company) is (i) less than £1 billion and (ii) less than 60% of the aggregate outstanding principal amount and undrawn uncancelled commitments under all senior secured debt, then control of any enforcement actions with respect to the security will pass to the holders of the majority of all outstanding pari passu senior secured debt, including the Notes.

Registration Rights Agreement

In connection with the issuance of the Notes, the Issuer, the Company, Virgin Media Finance PLC and VMIH entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated January 19, 2010, in which they agreed to offer to exchange the Notes and guarantees for a new issue of substantially identical notes and guarantees registered under the Securities Act (“Exchange Securities”). Under the terms of the Registration Rights Agreement, these parties have agreed to use their reasonable best efforts to file a registration statement in respect of an offer to exchange the Notes and guarantees for Exchange Securities not later than 300 days from the date of issue of the Notes, and to cause such registration statement to be declared effective by the Securities and Exchange Commission not later than 110 days after the date specified for such filing. In the case of a default on the registration obligations under the Registration Rights Agreement, additional interest, up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured.

Net Proceeds

The Company estimates that the net proceeds from the sale of the Notes, utilizing the exchange rate at January 8, 2010 of $1.5993 per £1.00, were approximately £1,453.3 million, after deducting the Initial Purchasers’ discount, estimated offering expenses and a deferred fee. The Company will use these net proceeds to prepay the outstanding Tranches A-A3 and Tranches B1-B6 and a portion of the outstanding Tranches B7-B12 under its senior credit facility. It is anticipated that the Company will prepay approximately £286 million of Tranches A-A1, approximately £677 million of Tranches A2-A3, approximately £165 million of Tranches B1-B6 and approximately £325 million of Tranches B7-B12. The amortization schedule under the Company’s senior credit facility as of September 30, 2009, as revised for the anticipated prepayments from the proceeds of the Notes offering, will be as follows: March 2011—£0 million, June 2012—£0 million, September 2012—£1,374 million, March 2013—£300 million.

Copies of the Indenture and the Registration Rights Agreement are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference. The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to these exhibits.

A copy of a press release issued by the Company on January 19, 2010 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

4.1

Indenture, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

4.2

Registration Rights Agreement, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and the initial purchasers party thereto.

99.1	Press release, dated January 19, 2010, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2010	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
4.1

Indenture, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

4.2

Registration Rights Agreement, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and the initial purchasers party thereto.

99.1	Press release, dated January 19, 2010, issued by Virgin Media Inc.